Exhibit No.           Description of Exhibit

EX-99.(a)             Amended and Restated Declaration of Trust

EX-99.(b)             By-laws

EX-99.(d)             Investment Advisory Agreement

EX-99.(e)             Placement Agent Agreement

EX-99.(g)             Custodian Agreement

EX-99.(h)             Administration Agreement

EX-99.(h)(i)          Expense Payment Agreement

EX-99.(l)              Investment Representation Letters of initial investors

EX-99.(p)(i)          Code of Ethics of the Portfolio

EX-99.(p)(ii)         Code of Ethics of Brown Brothers Harriman & Co.

EX-99.(p)(iii)        Code of Ethics of 59 Wall Street Distributors, Inc.